UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2026

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 N. Commerce Parkway
Miramar, Florida	33025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 842-2024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2026, HCW Biologics Inc. (the “Company”) entered into an Exclusive Distribution Agreement (the “Distribution Agreement” or “Agreement”) with Akron Biotech (“Akron”), a leading manufacturer of ancillary materials and a contract development and manufacturing organization for the distribution of the Company’s commercial-ready molecule, HCW11-006, for use as a reagent in cell therapy manufacturing and other ex vivo applications, but not for use in injectable therapies (the “Product”), throughout the world, excluding the People’s Republic of China, for a term of five years from the closing date unless terminated earlier for cause or by the Company’s exercise of its right to terminate for convenience. If the Agreement is terminated by the Company for convenience, under the terms of the Distribution Agreement, the Company has committed to continue to supply the Product to support existing Akron customers, in addition to other provisions, to ensure a seamless transition for customers.

In connection with the Distribution Agreement, the parties will enter into a Material Transfer Agreement to permit Akron to perform further due diligence and evaluate the Product. The closing is subject to the satisfactory completion of due diligence and product testing but will occur no later than November 30, 2026. Under the Distribution Agreement, the parties also agreed to negotiate in good faith to finalize and execute a Supply Agreement within 60 days of the closing date, under which the Company will (assuming the closing occurs) receive advance payments of $200,000 at closing, $100,000 within 30 days of execution of the Supply Agreement, and $100,000 on each of the first and second anniversaries of the closing date. In addition, the Distribution Agreement provides that Akron will make quarterly payments for the Company’s technical support, as needed.

The foregoing description of the Distribution Agreement is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which will be filed as an exhibit to a subsequent filing, if applicable.

Item 7.01 Regulation FD Disclosure.

On September 8, 2026, HCW Biologics Inc. issued a press release announcing its entry into an Exclusive Distribution Agreement with Akron Biotech for the commercialization and distribution of HCW11-006 for use as a reagent to support cell therapy manufacturing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated September 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW BIOLOGICS INC.

Date:	September 8, 2026	By:	/s/ Hing C. Wong
Hing C. Wong, Founder and Chief Executive Officer